UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-13337

Date of Report: August 11, 2008

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of incorporation or organization	(IRS Employer Identification No

21 West 39th Street, Suite 2A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

                            212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sale of Equity Securities

On August 11, 2008 Advanced Battery Technologies issued five-day Series B Unit Purchase Warrants to the accredited institutional investors that funded the $12 million private placement completed on August 8, 2008.  The Series B Unit Purchase Warrants permit each of the investors to purchase shares and warrants equal in number to those it purchased on August 8, at the identical purchase price of $4.25 for a unit of one share and one warrant.  If all of the Series B Unit Purchase Warrants are exercised, Advanced Battery will sell 2,823,532 shares of common stock and warrants to purchase 1,270,590 shares of common stock (the “Warrants”) for a gross purchase price of $12 million.  The Series B Unit Purchase Warrants expire at 6:00 P.M. on August 15, 2008.

The Warrants issuable upon exercise of the Series B Unit Purchase Warrants are identical to the Common Stock Purchase Warrants sold in the offering on August 8, except that the exercise price will be the greater of $5.51 per share or the closing bid price of Advanced Battery Technologies common stock on the trading day immediately prior to exercise of the Series B Unit Purchase Warrants.  The Common Stock Purchase Warrants expire in five years.

The sale of the Series B Unit Purchase Warrants was exempt from registration with the Securities and Exchange Commission pursuant to Rule 506, by reason of the fact that there was no general solicitation in connection with the offering, and the fact that the purchasers were accredited investors with sufficient knowledge and experience to be capable of evaluating the merits and risks of the investment, who were purchasing for investment for their own accounts.

Item 9.01             Financial Statements and Exhibits

Exhibits

10-a	Securities Purchase Agreement dated August 11, 2008 among Advanced Battery Technologies, Inc. and certain named Purchasers.

10-b	Form of Series B Unit Purchase Warrant issued on August 11, 2008

10-c	Form of Common Stock Purchase Warrant – filed as an Exhibit to the Current Report on Form 8-K dated August 7, 2008 and filed on August 11, 2008, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC

Dated: August 12, 2008	By:/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer